UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2013

Midstates Petroleum Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35512	45-3691816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4400 Post Oak Parkway, Suite 1900 Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (713) 595-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On September 26, 2013, Midstates Petroleum Company, Inc. (“Midstates”) and Midstates Petroleum Company LLC (“Midstates Sub”), a wholly owned subsidiary of Midstates, entered into the Assignment and Fourth Amendment to the Second Amended and Restated Credit Agreement among Midstates, as parent, Midstates Sub, as borrower, SunTrust Bank, N.A., as administrative agent, and the other lenders and parties party thereto (the “Fourth Amendment”). The Fourth Amendment amends the Second Amended and Restated Credit Facility dated as of June 8, 2012 among Midstates, as parent, Midstates Sub, as borrower, SunTrust Bank, N.A., as administrative agent, and the other lenders and parties party thereto (as amended, the “Credit Facility”).

The Fourth Amendment increased the Company’s borrowing base from $425 million to $500 million as part of the regular semi-annual borrowing base redetermination under the Credit Facility. The next regular redetermination of the borrowing base is scheduled for April 1, 2014.

The Fourth Amendment also amends the Credit Facility to provide that Midstates Sub’s ratio of total net indebtedness to EBITDA for the trailing four fiscal quarter period ending on the last day of such fiscal quarter cannot exceed (i) 4.75:1.0, for the fiscal quarters ending September 30, 2013, December 31, 2013 and March 31, 2014, (ii) 4.50:1.0, for the fiscal quarter ending June 30, 2014, (iii) 4.25:1.0, for the fiscal quarters ending September 30, 2014 and December 31, 2014, and (iv) 4.00:1.0, for the fiscal quarter ending March 31, 2015 and each fiscal quarter thereafter.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed hereto, as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1

Assignment and Fourth Amendment to the Second Amended and Restated Credit Agreement, dated as of September 26, 2013, among Midstates Petroleum Company, Inc., Midstates Petroleum Company LLC, SunTrust Bank as administrative agent and the other lenders and parties party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midstates Petroleum Company, Inc.
(Registrant)

Date: September 30, 2013	By:	/s/ Eric J. Christ
Eric J. Christ
Assistant Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1

Assignment and Fourth Amendment to the Second Amended and Restated Credit Agreement, dated as of September 26, 2013, among Midstates Petroleum Company, Inc., Midstates Petroleum Company LLC, SunTrust Bank as administrative agent and the other lenders and parties party thereto.